Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of July 1995
Distribution Date of August 15, 1995

Original Pool Amount                    $335,002,547.77

Beginning Pool Balance                  $110,086,049.11
Beginning Pool Factor                         0.3286126

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $6,944,574.26
  Interest Collected                        $830,867.72

Additional Deposits:
  Repurchase Amounts                              $0.00
  Liquidation Proceeds/Recoveries            $92,283.81
Total Additional Deposits                    $92,283.81

Repos/Chargeoffs                              $5,448.60
Aggregate Number of Notes Charged Off 20

Total Available Funds                     $7,867,725.79

Ending Pool Balance                     $103,136,026.25
Ending Pool Factor                            0.3078664

Servicing Fee                                $91,738.37

Repayment of Servicer Advances                    $0.00

Reserve Account:
  Beginning Balance                       $8,293,347.83
  Target Percentage                                7.50%
  Target Balance                          $7,735,201.97
  Minimum Balance                         $6,700,050.96
  (Release)/Deposit                        $(558,145.86)
  Ending Balance                          $7,735,201.97

                                 Dollars  Notes
Delinquencies:
  Installments:
     1-30 days                920,360.46    726
    31-60 days                138,955.33    139
    60+ days                   35,125.08     27

    Total                   1,094,440.87    746

  Balances:
    60+ days                  241,366.37     27

Memo Item - Reserve Account

  Prior Month              $8,256,453.67
  Invest. Income               36,894.16
    Beginning Balance      $8,293,347.83

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of July 1995

                                                         NOTES
                                              CLASS A-1
                             TOTAL         (MONEY MARKET)   CLASS A-2  CERTIFICATES
Original
 Pool Amount Dist.:      $335,002,547.77   $127,300,000.00  $195,976,000.00  $11,726,547.77
 Distribution Percentages                          100.00%           95.50%           4.50%
 Turbo Percentages                                 100.00%            0.00%           0.00%
 Coupon                                             3.475%           4.475%          4.800%

Beginning Pool Balance   $110,086,049.11
Ending Pool Balance      $103,136,026.25
Collected Principal        $6,944,574.26
Collected Interest           $830,867.72
Liquidation Proceeds/Recoveries$92,283.81
Charge-Offs                    $5,448.60
Servicing                     $91,738.37

  Total Collections Available
    for Debt Service       $7,775,987.42

Beginning Balance         $98,835,711.37             $0.00 $92,008,171.24$6,827,540.13

Interest Due                 $370,423.97             $0.00    $343,113.81  $27,310.16
Interest Paid                $370,423.97             $0.00    $343,113.81  $27,310.16
Principal Due              $6,950,022.86             $0.00  $6,637,271.83 $312,751.03
Principal Paid             $6,950,022.86             $0.00  $6,637,271.83 $312,751.03
Turbo Principal                    $0.00             $0.00          $0.00       $0.00

Ending Balance            $91,885,688.51             $0.00 $85,370,899.41$6,514,789.10
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)              0.00   0.4356191544 0.5555589958

Total Distributions        $7,320,446.83             $0.00  $6,980,385.64 $340,061.19

Interest Shortfall                 $0.00             $0.00          $0.00       $0.00
Principal Shortfall                $0.00             $0.00          $0.00       $0.00
 Total Shortfall (required from Reserve)             $0.00          $0.00       $0.00     $0.00

Excess Servicing             $455,540.59

Beginning Reserve Account Balance$8,293,347.83
(Release)/Draw              $(558,145.86)
Ending Reserve Account Balance$7,735,201.97

Memo Item - Advances:
 Servicer Advances - Current Month$9,537.13
 Total Outstanding Servicer Advances$2,797,527.34

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of July 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                             5              4              3               2             1
                           Mar 1995       Apr 1995       May 1995       June1995     July 1995
Beg. Pool Balance      $141,826,345.98$133,656,652.98$126,201,758.79$118,134,927.19$110,086,049.11


A) Loss Trigger:
Principal of Contracts
  Charged off              $133,880.91    $179,609.57    $156,415.59     $49,805.68      $5,448.60
Recoveries                 $228,450.98     $84,665.15    $167,464.36     $80,034.02     $92,283.81

Total Charged off
  (Months 5,4,3)           $469,906.07
Total Recoveries
  (Months 3,2,1)            339,782.19
Net Loss/(Recoveries)
  for 3 Mos.               $130,123.88(a)

Total Balance
  (Months 5,4,3)       $401,684,757.75(b)

Loss Ratio [(a/b)(12)]       0.3887%

Trigger:
  Is Ratio> 1.5%                 No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                             $465,259.59    $226,609.50    $241,366.37
  As % of Beginning
    Pool Balance                                          0.36866%       0.19182%       0.21925%
  Three Month Average                                     0.36010%       0.28340%       0.25991%

Trigger:
  Is Average> 2.0%               No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer